EXECUTION VERSION

NINTH AMENDMENT AND CONSENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                    NINTH AMENDMENT AND CONSENT, dated as of January 15, 2009, to the Credit Agreement referred to below (this “Amendment”), by and among BUTLER SERVICE GROUP, INC., a New Jersey corporation, as Borrower (“Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as Lender, and as Agent for Lenders (in such capacity, “Agent”) and the other Lenders signatory hereto.

W I T N E S S E T H:

                    WHEREAS, Borrower, the other Credit Parties signatory thereto, Agent, and Lenders signatory thereto are parties to that certain Third Amended and Restated Credit Agreement, dated as of August 29, 2007, as amended as of February 1, 2008, as further amended as of February 28, 2008, as further amended as of April 14, 2008, as further amended as of April 28, 2008, as further amended as of May 12, 2008, as further amended as of May 30, 2008, as further amended as of June 13, 2008, and as further amended by that certain Forbearance Agreement, dated as of September 29, 2008, by and among Borrower, the Credit Parties signatory thereto and Agent (as that agreement has been amended, restated and modified from time to time, the “Forbearance Agreement”) (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

                    WHEREAS, Borrower has requested that Agent and Lenders consent to certain actions to be taken by the Credit Parties that would be otherwise in violation of the Forbearance Agreement; and

                    WHEREAS, Agent and Requisite Lenders have agreed to provide such consents in the manner and on the terms and conditions provided for herein; and

                    WHEREAS, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner and on the terms and conditions provided for herein.

                    NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                    1.          Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Annex A of the Credit Agreement.

                    2.          Consent. Notwithstanding anything to the contrary contained in the Forbearance Agreement or any other Loan Document, as of the Ninth Amendment Effective Date (as hereinafter defined), Agent and Requisite Lenders hereby consent to Borrower’s delivery of a qualification certificate to do business as a foreign entity in New York and a good standing certificate under the laws of New York for Butler Publishing on or prior to May 15, 2009.

                    3.          Forbearance. Notwithstanding anything to the contrary contained in the Forbearance Agreement (including Section G(10) of that certain Fourth Amendment to the Forbearance Agreement, dated as of December 23, 2008, by and among Borrower, the Credit Parties signatory thereto and Agent) or any other Loan Document, during the period commencing on the Ninth Amendment Effective Date and ending on March 1, 2009, and provided that no Default or Event of Default has occurred, Agent and Requisite Lenders agree to waive the requirements set forth in Section 8.1(n) and clause (c) of Annex G of the Credit Agreement during such period.

                  4.          Amendments to the Credit Agreement. Annex G of the Credit Agreement is hereby amended and restated as of the Ninth Amendment Effective Date by amending and restating clauses (a), and (b), in their entirety and substituting in lieu thereof the following new clauses (a), and (b):

“(a) Maximum Capital Expenditures. For the period commencing on January 1, 2009 and ending on March 1, 2009, Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed $100,000 during such period.

(b) Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each period set forth below, a Fixed Charge Coverage Ratio of not less than the following:

(i) 1.05:1.00 for the Fiscal Quarter ending June 30, 2008;

(ii) 1.05:1.00 for the period of two (2) consecutive Fiscal Quarters ending September 30, 2008;

(iii) 1.00:1.00 for the period of three (3) consecutive Fiscal Quarters ending December 31, 2008;

(iv) 1.05:1.00 for each period of four (4) consecutive Fiscal Quarters ending March 31, 2009;

(v) 1.10:1.00 for each period of four (4) consecutive Fiscal Quarters ending thereafter.”

                  5.          Representations and Warranties. To induce Agent and Required Lenders to enter into this Amendment, each of Borrower and the Credit Parties make the following representations and warranties to Agent and Lenders:

                                 (a)     The execution, delivery and performance of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”) by Borrower and the other Credit Parties: (a) is within such Person’s organizational power, (b) has been duly authorized by all necessary or proper corporate and shareholder action, (c) does not contravene any provision of such Person’s charter or bylaws or equivalent organizational documents, (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority, (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (f) does not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent pursuant to the Loan Documents, and (g) does not require the consent or approval of any Governmental Authority or any other Person.

                                 (b)    This Amendment has been duly executed and delivered by or on behalf of each of Borrower and the other Credit Parties.

                              (c)          Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each of the other Credit Parties party thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                              (d)          No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (a) which challenges Borrower’s or, to the extent applicable, any other Credit Party’s right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (b) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Holdings or Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

                              (e)          The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

                              (f)          As of January 15, 2009, the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes equals $1,342,663.68, consisting of (i) $1,336,768.64 in liabilities for unpaid payroll taxes arising out of payroll paid prior to January 12, 2009, and (ii) $5,895.04 in liabilities for unpaid payroll taxes arising out of payroll paid on January 12, 2009.

                    6.       Covenants. To induce Agent and Required Lenders to enter into this Amendment, each of Borrower and the Credit Parties hereby jointly and severally covenant and agree that:

                              (a)          No later than January 23, 2009, the Credit Parties shall cause the bank, deposit, securities, commodities or other accounts set forth on clause (a) of Schedule 1 attached hereto to be closed and shall deliver to Agent evidence of the same in form and substance reasonably satisfactory to Agent.

                              (b)          No later than January 30, 2009, the Credit Parties shall cause the bank, deposit, securities, commodities or other accounts set forth on clause (b) of Schedule 1 attached hereto to be closed and shall deliver to Agent evidence of the same in form and substance reasonably satisfactory to Agent.

                              (c)          Unless otherwise agreed to by Agent in its sole discretion, no later than February 15, 2009, each Credit Party shall deliver to Agent a blocked account, lockbox or similar agreement for each of the accounts set forth on clause (c) of Schedule 1 attached hereto (other than a blocked account, lockbox or similar agreement for employee wage and benefit payment accounts for the benefit of the Credit Parties’ salaried employees and withholding taxes and other fiduciary accounts).

                              (d)          No later than March 1, 2009, the Agent, Lenders and Credit Parties shall have negotiated, in good faith, and revised the levels included within the Event of Default set forth in Section 8.1(n) of the Credit Agreement and the levels for the financial covenants set forth in clauses (a) through (c) of Annex G for the periods subsequent to December 31, 2008.

                              (e)          Each Credit Party covenants that it will continue to pay all Charges in accordance with Section 5.2 of the Credit Agreement from and after the Ninth Amendment Effective Date, and that such Credit Party will not permit the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes arising out of payroll paid prior to the date set forth as the “last payroll payment date” in any Borrower certification to Agent or any Lender as to the amount of outstanding payroll taxes to exceed $1,342,663.68.

                    7.       No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                    8.       Outstanding Indebtedness; Waiver of Claims. Each of Borrower and the other Credit Parties hereby acknowledges and agrees that as of January 15, 2009, the aggregate outstanding principal amount of the Revolving Loan is $22,307,060.78 and the aggregate outstanding Letters of Credit Obligations is $2,689,515.95, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the date hereof; provided, that neither Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent’s or any Lender’s gross negligence or willful misconduct.

                    9.       Expenses. Borrower and the other Credit Parties hereby reconfirm their respective obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

                    10.     Effectiveness. This Amendment shall be deemed effective as of the date hereof (the “Ninth Amendment Effective Date”) only upon satisfaction in full in the judgment of Agent of each of the following conditions:

                              (a)          Amendment. Agent shall have received five (5) original copies of this Amendment duly executed and delivered by Agent, the Requisite Lenders, Borrower and the other Credit Parties.

                                   (b)          Side Letter. Agent shall have received four (4) original fully-executed copies of the Side Letter, dated as of the date hereof, duly executed and delivered by Agent, Borrower and the Credit Parties.

                                   (c)          Payment of Fees and Expenses. Borrower shall have paid to Agent all documented costs, fees and expenses owing to Agent (including, without limitation, all reasonable legal fees and expenses).

                                   (d)          Representations and Warranties. The representations and warranties of or on behalf of Borrower and the Credit Parties in this Amendment shall be true and correct on and as of the date hereof, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

                    11.          GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    12.          Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUTLER SERVICE GROUP, INC., as Borrower

By:	/s/ Gerald P. Simone

Name:	Gerald P. Simone
Title:	SVP Finance & Accounting

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:

Name:

Title: Duly Authorized Signatory

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrower.

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BUTLER PUBLISHING, INC.
BUTLER OF NEW JERSEY REALTY CORP.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.
BUTLER RESOURCES, LLC

By:	/s/ Gerald P. Simone

Name:	Gerald P. Simone
Title:	SVP Finance & Accounting

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ James H. Kaufman

Name:	James H. Kaufman

Title: Duly Authorized Signatory

Signature Page to Ninth Amendment to Third Amended and Restates CA